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                                                                    EXHIBIT 23.1


                      CONSENT OF STONEFIELD JOSEPHSON, INC.

                          CERTIFIED PUBLIC ACCOUNTANTS

         The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Luminex Lighting, Inc. for the year ending December 31, 1996 and year ending December 31, 1997, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Luminex Lighting, Inc.


/s/ STONEFIELD JOSEPHSON, INC.
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    Stonefield Josephson, Inc.
    Certified Public Accountants

Santa Monica, California
Dated: August 31, 1998